     As filed with the Securities and Exchange Commission on May 1, 2002

                                                      Registration No. 333-52350


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            JAG MEDIA HOLDINGS, INC.
                           (f/k/a JagNotes.com Inc.)
             (Exact name of registrant as specified in its charter)

               Nevada                                       88-0380456
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


                               JagNotes.com Inc.
                         6865 SW 18th Street, Suite B13
                           Boca Raton, Florida 33433
                                 (561) 393-0605
                  (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                JagNotes.com Inc. 1999 Long-Term Incentive Plan
                            (Full Title of the Plan)

                              Thomas J. Mazzarisi
                            Executive Vice President
                               JagNotes.com Inc.
                         6865 SW 18th Street, Suite B13
                           Boca Raton, Florida 33433
                              Tel: (561) 393-0605
                              Fax: (561) 393-6018
          (Name and address, including zip code, and telephone number, including area code, of agent for service)




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Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



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                                EXPLANATORY NOTE

         The issuance of 3,645,556 shares of common stock, par value $0.00001 per share (the "Shares"), of JAG Media Holdings, Inc. (f/k/a JagNotes.com Inc.), a Nevada corporation (the "Company"), in connection with the JagNotes.com Inc. Long-Term Incentive Plan (the "Plan") was registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-8, File No. 333-52350 (the "Registration Statement"). The Registration Statement was filed with the Securities and Exchange Commission on December 20, 2000.

         The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all the Shares of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plan.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned hereunto duly authorized.



                                            JAG MEDIA HOLDINGS, INC.



Date: May 1, 2002                        By:  /s/ Gary Valinoti
                                            -------------------
                                            Name: Gary Valinoti
                                            Title: President and
                                            Chief Executive Officer